UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2024

Aclaris Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37581	46-0571712
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Lee Road, Suite 103

Wayne, PA 19087

(Address of principal executive offices, including zip code)

(484) 324-7933

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, $0.00001 par value	ACRS	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Exclusive License Agreement, Collaboration Agreement and Warrants

On November 18, 2024, Aclaris Therapeutics, Inc. (the “Company”) entered into an exclusive license agreement (the “License Agreement”) with Biosion, Inc. (“Biosion”), pursuant to which the Company received the exclusive, worldwide (excluding Mainland China, Macau, Hong Kong and Taiwan) (the “Territory”) rights to develop, manufacture and commercialize BSI-045B, an anti-TSLP monoclonal antibody, and BSI-502, a bispecific antibody that is directed against both TSLP and IL4R (collectively, the “Licensed Products”) for human diseases. In connection with the License Agreement, on November 18, 2024 the Company also entered into a collaboration agreement (the “Collaboration Agreement”) with Biosion and Chia Tai Tianqing Pharmaceutical Group, Co., Ltd. (“CTTQ”), a licensee of the Licensed Products outside of the Territory, pursuant to which the Company agreed to pay a portion of the consideration described below directly to CTTQ in exchange for certain rights and agreements as described in the Collaboration Agreement.

In consideration of the rights and licenses under the License Agreement and Collaboration Agreement, the Company agreed to, in the aggregate, (i) pay upfront cash consideration of $30.0 million, plus $4.5 million for the reimbursement of certain development costs, (ii) issue warrants (the “Warrants”) to purchase 14,281,985 shares of the Company's common stock, $0.00001 par value per share (“Common Stock”), (ii) pay $6.2 million for the reimbursement of certain development costs and drug product material as set forth in the License Agreement, (iii) make payments of (A) up to $125 million upon the achievement of specified regulatory milestones commencing with product approval as set forth in the License Agreement, and (B) up to $795 million upon the achievement of specified sales milestones as set forth in the License Agreement, (iv) pay a tiered low-to-mid single digit royalty based upon a percentage of annual net sales, subject to specified reductions as set forth in the License Agreement, and (v) pay a portion of any sublicense consideration received from the grant of any sublicense or similar rights under any of the rights or licenses granted to the Company under the License Agreement. The License Agreement will remain in effect until it expires on a product-by-product and country-by-country basis at the end of the royalty term.  The Company and Biosion each have the right to terminate the License Agreement in its entirety for insolvency of the other party, and in its entirety or on a product-by-product or region-by-region basis for material breach by the other party. The Company may also terminate the License Agreement in its entirety, or on a product-by-product basis, for convenience with prior written notice. Biosion may also terminate the License Agreement in its entirety in the event of any patent challenge by the Company.

The Warrants have an initial exercise price of $0.00001 per share, subject to adjustment as provided in the Warrants. The Warrants are immediately exercisable, subject to any applicable overseas direct investment filing that may be required for the holders. The Warrants will terminate when exercised in full.

The Collaboration Agreement includes various cooperation covenants and indemnities. The Collaboration Agreement will remain in effect until the expiration or termination of the License Agreement, or upon earlier termination by mutual consent.

The foregoing descriptions of the License Agreement, Collaboration Agreement and Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the License Agreement, Collaboration Agreement and Warrants, which the Company intends to file as exhibits to its Annual Report on Form 10-K for the fiscal year ending December 31, 2024.

Private Placement

On November 18, 2024, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with accredited investors (the “Investors”), pursuant to which the Company, in a private placement, agreed to issue and sell to the Investors an aggregate of 35,555,555 shares of the Company’s Common Stock, at a price per share of $2.25 (the “Shares”), for gross proceeds of approximately $80.0 million (the “Private Placement”). Leerink Partners LLC and Cantor Fitzgerald & Co. acted as placement agents for the Private Placement.  The Company agreed to pay the placement agents an aggregate fee equal to 6% of the gross proceeds from the Private Placement plus the reimbursement of certain expenses. The Company intends to use the net proceeds from the Private Placement to fund the research and development of its pipeline and for general corporate purposes. The Purchase Agreement contains customary representations and warranties of the Company, on the one hand, and the Investors, on the other hand, and customary conditions to closing. The closing of the Private Placement is expected to occur on November 19, 2024.

In connection with the Private Placement, the Company also entered into a Registration Rights Agreement, dated November 18, 2024 (the “Registration Rights Agreement”) with the Investors. Pursuant to the terms of the Registration Rights Agreement, the Company is obligated to prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 (the “Registration Statement”) to register for resale the Shares within 30 days of the closing date of the Private Placement, and to use its reasonable best efforts to have the Registration Statement declared effective within 75 days of the initial filing date of the Registration Statement, subject to extension under the terms of the Registration Rights Agreement.

The Company has also agreed to, among other things, indemnify the Investors and their members, directors, officers, partners, employees, managers, agents, representatives and advisors under the Registration Statement from certain liabilities and pay the fees and expenses incident to the Company’s obligations under the Registration Rights Agreement.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the form of Purchase Agreement and the form of Registration Rights Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

The representations, warranties and covenants contained in the Purchase Agreement and the Registration Rights Agreement were made solely for the benefit of the parties to the Purchase Agreement and Registration Rights Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement and the Registration Rights Agreement are incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement and the Registration Rights Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Item 3.02 Unregistered Sales of Equity Securities.

Warrants

The Warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Warrants were issued pursuant to the exemption from registration provided by Regulation S adopted under the Securities Act for offers and sales to a non “U.S. Person” in an “Offshore Transaction”, as those terms are defined in Regulation S.

Private Placement

The Shares have not been registered under the Securities Act. Based in part upon the representations of the Investors in the Securities Purchase Agreement, the Company relied on the exemption afforded by Regulation D under the Securities Act, and corresponding provisions of state securities or “blue sky” laws. Each of the Investors has represented that it is an “accredited investor” as defined in Regulation D of the Securities Act and that it is acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, and appropriate legends will be affixed to the securities. The sale of the securities did not involve a public offering and was made without general solicitation or general advertising.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Hugh Davis, PhD., as President and Chief Operating Officer, and Class III Director

On November 16, 2024, the board of directors (the “Board”) of the Company appointed Hugh Davis, Ph.D., as the Company’s President and Chief Operating Officer effective  November 18, 2024. In connection with Dr. Davis’s appointment, Neal Walker will no longer serve as the Company’s President but will continue to serve as the Company’s Interim Chief Executive Officer. The Board also appointed Dr. Davis to the Board, effective November 18, 2024, to serve as a Class III director to hold office until the 2027 annual meeting of stockholders and until his successor is duly elected and qualified, or his earlier death, resignation or removal. There is no arrangement or understanding between Dr. Davis and any other person pursuant to which he was selected as an officer or director of the Company, and there is no family relationship between Dr. Davis and any of the Company’s directors or other executive officers. There are no related party transactions between Dr. Davis and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Additional biographical information about Dr. Davis is set forth below.

Hugh Davis, age 66, previously held various roles at Biosion, Inc., a biopharmaceutical company, beginning in March 2020, including as Chief Operating Officer of Biosion Inc., President of Biosion USA, Inc., and, most recently, as Biosion’s Chief Business & Development Officer and President. Dr. Davis has also served as a member of the Board of Directors of Biosion, Inc. since March 2020. From 2018 to February 2020, Dr. Davis served as Chief Business Officer at Frontage Laboratories, Inc. He previously served in a series of leadership roles at Janssen R&D/Johnson & Johnson, including as Vice President & Head, Biologics Development Sciences, Biophysics and Laboratory Operations. Dr. Davis’s previous biopharmaceutical experience includes leadership roles at GlaxoSmithKline and Rhone-Poulenc Rorer. Dr. Davis earned Ph.D. and M.S. degrees in Biochemistry from Villanova University and a B.S. degree in Chemistry from Gannon University.

The Company has entered into an employment agreement with Dr. Davis, dated November 18, 2024 (the “Davis Employment Agreement”). The Davis Employment Agreement has an initial term of two years and thereafter shall be automatically renewed for successive one-year periods unless either party elects not to renew the agreement at least 90 days prior to the expiration of the applicable term. Pursuant to the Davis Employment Agreement, Dr. Davis will receive an annual base salary of $500,000, which may be increased by the Board in its sole discretion. Dr. Davis will also be eligible to receive a target annual bonus equal to up to 40% of the annual base salary, subject to the achievement of performance goals to be determined by the Board.

In connection with his appointment, the Board approved the grant of a nonqualified stock option to purchase 375,000 shares of the Company’s Common Stock and a restricted stock unit award for 107,000 shares of the Company’s Common Stock, each with a grant date of December 2, 2024.  The stock option award and restricted stock unit award are being granted as an inducement material to Dr. Davis becoming an employee of the Company in accordance with Nasdaq Listing Rule 5635(c)(4).  The nonqualified stock option will have an exercise price equal to the closing price of the Company’s Common Stock on the date of grant. The restricted stock units will vest, and the option will vest and become exercisable, as to 25% of the shares underlying each grant on the first, second, third and fourth anniversaries of the grant date, subject to Dr. Davis’s Continuous Service (as defined in the 2024 Inducement Plan (as defined below)) as of each such vesting date.

Under the Davis Employment Agreement, if Dr. Davis’s employment with the Company ends due to his death or “disability”, his resignation for “good reason” or his termination by the Company other than for “cause,” each as defined in the Davis Employment Agreement, in either case that does not occur on or within three months prior to or within 12 months after the effective date of a “change of control” (as defined in the Davis Employment Agreement), he will be  entitled to receive (i) continuation of his then-current base salary for a period of 12 months; (ii) a lump sum payment of any approved but unpaid bonuses or portion thereof for the preceding year or the year of termination; and (iii) continued health benefits under COBRA for up to 12 months. Dr. Davis would also receive the foregoing benefits in the event his employment is terminated upon non-renewal of the Davis Employment Agreement by the Company.

In the case Dr. Davis’s employment with the Company ends due to his death or “disability”, his resignation for “good reason” or his termination by the Company other than for “cause,” in either case that occurs on or within three months prior to or within 12 months after the effective date of a “change of control”, then he is entitled to receive, in addition to the benefits described in the preceding paragraph, (i) an additional lump sum payment equal to his target bonus; and (ii) acceleration of all unvested equity awards.

The foregoing benefits are conditioned, among other things, on Dr. Davis’s compliance with his post-termination obligations under the Davis Employment Agreement and his execution of a general release of claims in favor of the Company.

Dr. Davis has also entered into the Company’s standard form of indemnification agreement.

The foregoing summary of the Davis Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Davis Employment Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

(e)Adoption of 2024 Inducement Plan

On November 16, 2024, the Board adopted the Aclaris Therapeutics, Inc. 2024 Inducement Plan (the “2024 Inducement Plan”), effective immediately, pursuant to which the Company reserved 2,000,000 shares of Common Stock for issuance. The only persons eligible to receive grants of Awards (as defined below) under the 2024 Inducement Plan are individuals who satisfy the standards for inducement grants under Nasdaq Marketplace Rule 5635(c)(4) and the related guidance under Nasdaq IM 5635-1, including individuals who were not previously an employee or director of the Company or who become an employee following a bona fide period of non-employment, in each case as an inducement material to such individual’s agreement to enter into employment with the Company. An “Award” is any right to receive the Company’s Common Stock pursuant to the 2024 Inducement Plan, consisting of nonstatutory stock options and restricted stock unit awards. On November 16, 2024, the Board also adopted forms of stock option grant notice and agreement and restricted stock unit grant notice and agreement for use with the 2024 Inducement Plan.

The foregoing summary of the 2024 Inducement Plan is not complete and is qualified in its entirety by reference to the full text of the 2024 Inducement Plan, a copy of which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference. The forms of notices and agreements for use with the 2024 Inducement Plan are attached as Exhibits 10.5 and 10.6 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On November 18, 2024, the Company issued a press release announcing, among other things, entry into the License Agreement and that the Company will host a conference call to discuss the License Agreement and provide a corporate update. On November 18, 2024, the Company also issued a press release announcing the Private Placement.  A copy of the press releases are furnished as Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K.

In accordance with General Instruction B.2. of Form 8-K, the information in this Item 7.01 and Exhibit 99.1 and Exhibit 99.2 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, regardless of any incorporation language in such a filing, except as expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

A copy of the slide presentation that will accompany the conference call referenced above in Item 7.01 is filed as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Exhibit Description
10.1	Form of Securities Purchase Agreement, dated November 18, 2024, by and between the Company and the investors named therein.
10.2	Form of Registration Rights Agreement, dated November 18, 2024, by and between the Company and the investors named therein.
10.3	Employment Agreement, dated as of November 18, 2024, by and between the Company and Hugh Davis.
10.4	Aclaris Therapeutics, Inc. 2024 Inducement Plan.
10.5	Form of Stock Option Grant Notice and Stock Option Agreement used in connection with the Aclaris Therapeutics, Inc. 2024 Inducement Plan.
10.6	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement used in connection with the Aclaris Therapeutics, Inc. 2024 Inducement Plan.
99.1	Press Release dated November 18, 2024.
99.2	Press Release dated November 18, 2024.
99.3	Company Presentation.
104	The cover page from Aclaris Therapeutics, Inc.’s Form 8-K filed on November 18, 2024, formatted in Inline XBRL.

Cautionary Note Regarding Forward-Looking Statements

Any statements contained in this Current Report on Form 8-K that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “anticipate,” “believe,” “expect,” “intend,” “may,” “plan,” “potential,” “will,” and similar expressions, and are based on the Company’s current beliefs and expectations. These forward-looking statements include statements regarding the term of and the Company’s rights and obligations under the License Agreement and Collaboration Agreement, as well as the closing of the Private Placement and anticipated use of proceeds. These statements involve risks and uncertainties that could cause actual results to differ materially from those reflected in such statements. Risks and uncertainties that may cause actual results to differ materially include risks related to market conditions and the satisfaction of closing conditions for the Private Placement, uncertainties inherent in the conduct of clinical trials, the Company’s reliance on third parties over which it may not always have full control, the Company’s ability to enter into strategic partnerships on commercially reasonable terms, the uncertainty regarding the macroeconomic environment and other risks and uncertainties that are described in the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and other filings the Company makes with the SEC from time to time. These documents are available under the “SEC Filings” page of the “Investors” section of the Company’s website at www.aclaristx.com. Any forward-looking statements speak only as of the date of this Current Report on Form 8-K and are based on information available to the Company as of the date of this Current Report on Form 8-K, and the Company assumes no obligation to, and does not intend to, update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACLARIS THERAPEUTICS, INC.

	By:	/s/ Kevin Balthaser
Date: November 18, 2024		Kevin Balthaser
Chief Financial Officer